UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2018

CODEXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Penobscot Drive

Redwood City, California 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 5, 2018, Codexis, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Cowen and Company, LLC as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 3,750,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (“Common Stock”), to the Underwriters (the “Offering”). The Shares were sold at a public offering price of $9.25 per Share. Under the terms of the Underwriting Agreement, the Company granted the Underwriters the right, for 30 days, to purchase up to 562,500 additional shares of Common Stock. On April 6, 2018, the Underwriters exercised their right to purchase the additional 562,500 shares of Common Stock in full.

The Offering was made under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-215025).

Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. The Company and all of the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after April 5, 2018 without first obtaining the written consent of the Representatives on behalf of the Underwriters, subject to certain exceptions as described in the prospectus supplement.

On April 10, 2018, the Offering closed and the Company completed the sale and issuance of an aggregate of 4,312,500 shares of Common Stock. The Company received net proceeds from the Offering of approximately $37.2 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of April 5, 2018, among Codexis, Inc. and Jefferies LLC and Cowen and Company, LLC, as representatives of the underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2018	CODEXIS, INC.

	By:	/s/ Gordon Sangster
Gordon Sangster Senior Vice President and Chief Financial Officer